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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 1, 2006


                              Torbay Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                    0-25417                     52-2143186
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(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)



140 Old Country Road, Suite 205, Mineola, New York                 11501
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     (Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code: (516)747-5955


                                       N/A
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           (Former Name and Address if Changed since the last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                EXPLANATORY NOTE

The Registrant is filing this Amended Form 8-K/A to include as an exhibit to this Report a letter from the Registrant's former auditors to the Securities and Exchange Commission which is required to be filed pursuant to Regulation S-B
Item 304(a)(3).

ITEM 4.01   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
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      On May 1, 2006, Torbay Holdings, Inc. (the "Company") dismissed Weinberg &
Company, P.A. ("Weinberg") as its independent accountant. Weinberg had been previously engaged as the principal accountant to audit the Company's financial statements. The reason for the termination was that the Company desires to work with an auditor in closer geographic proximity to the Company.

      Weinberg's audit opinions on the financial statements of the Company as of December 31, 2004 and December 31, 2005 and for the fiscal years then ended did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

      In the audit opinion on the financial statements of the Company as of December 31, 2004 and for the years ended December 31, 2003 and December 31, 2004 Weinberg stated:

"The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the consolidated financial statements, the Company has a net loss of $1,127,727, a negative cash flow from operations of $143,705, a working capital deficiency of $461,294 and a stockholders' deficiency of $329,416. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 12. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

In the audit opinion on the financial statements of the Company as of December 31, 2005 and for the years ended December 31, 2004 and December 31, 2005 Weinberg stated:

"The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the consolidated financial statements, the Company has a net loss of $555,070, a negative cash flow from operations of $341,959, a working capital deficiency of $296,250 and a stockholders' deficiency of $208,578. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 12. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

      The decision to change accountants was approved by the Company's Board of Directors.


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      From December 31, 2003 through the date of filing of this Current Report on Form 8-K, there were no disagreements between the Company and Weinberg on any matter of accounting principles or practices, financial statement disclosure, auditing scope, or procedure, which disagreements, if not resolved to the satisfaction of Weinberg, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

      In Item 8A of our Annual Report on Form 10-KSB we made the following statement as a result of being informed by Weinberg in March 2004 that internal controls necessary for us to develop reliable financial statements did not exist:

"Significant Deficiencies In Disclosure Controls And Procedures Or Internal Controls

      Our independent auditors identified that we had not recorded the financial statement effect of the issuance of 20,500,000 warrants in December 2004. We therefore subsequently recorded a financing expense related to such issuance. In addition, our independent auditors identified that our accounts receivable were overstated at December 31, 2004. Our independent auditors discussed this matter with our Chief Financial Officer and other members of management, and we subsequently reevaluated the accounts receivable and recorded an adjustment. The auditors believe that this adjustment reflected a significant deficiency in our accounting systems. This deficiency would have resulted in a material misstatement to the financial statements for the year ended December 31, 2004. We are taking corrective action to enhance our accounting systems. We believe that the significant deficiency will be resolved."

      We believe that the corrective action referred to above has been taken and that internal controls necessary to develop reliable financials statements of the Company currently exist.

      On May 1, 2006, the Company retained Holtz Rubinstein Reminick, LLP ("HRR") as its new independent accountant. HRR is located at 125 Baylis Road, Melville, New York 11747-3823.


ITEM 9.01   EXHIBITS.
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(c)         The following exhibits are filed:

16.1 Letter dated May 1, 2006 from the Company to Weinberg. Incorporated by reference to Exhibit 16.1 to the Company's Current Report on Form 8-K filed on May 5, 2006.

16.2 Letter dated May 9, 2006 from Weinberg to the Securities and Exchange Commission.*

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  *Filed herewith


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                                   Signatures
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      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        By: /s/ William Thomas Large
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                                        Name:  William Thomas Large
                                        Title: Chief Executive Officer

Date: May 10, 2006